UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2015

ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-573-1660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On April 29, 2015, Royal Gold, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Sixth Amended and Restated Revolving Credit Agreement, dated as of January 29, 2014 (the “Revolving Credit Agreement”), by and among the Company, certain subsidiaries of the Company as guarantors, certain lenders from time to time party thereto, and HSBC Bank USA, National Association, as administrative agent for the lenders. A summary of the terms of the Revolving Credit Agreement as originally entered into may be found in the Current Report on Form 8-K filed by the Company on January 30, 2014, which summary is incorporated herein by reference.

The Amendment revises the Revolving Credit Agreement to increase the maximum availability thereunder from $450 million to $650 million and eliminates the $150 million accordion feature. Except as set forth in the Amendment, all other terms and conditions of the Revolving Credit Agreement remain in full force and effect.

As of April 29, 2015, the Company had no amounts outstanding under the Revolving Credit Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02                   Results of Operations and Financial Condition.

On April 30, 2015, the Company reported its third quarter fiscal 2015 results. Copies of the press release and an earnings presentation are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K.

The information furnished under this Item 2.02, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 7.01                   Regulation FD Disclosure.

On April 30, 2015, the Company announced reserve updates as of December 31, 2014 provided by the operators of the Company’s royalty and stream properties, or obtained by the Company from publicly available information. The press release dated April 30, 2015 is furnished as Exhibit 99.3 hereto. The reserves and other information for the Company’s royalty portfolio is furnished as Exhibit 99.4 hereto and is incorporated by reference.

The information furnished under this Item 7.01, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 8.01                   Other Events.

Redemption of Exchangeable Shares

On April 27, 2015, the Company announced that the directors of RG Exchangeco Inc. have established June 30, 2015 as the redemption date for the outstanding exchangeable shares of RG Exchangeco Inc. and RGLD Gold (Canada) Inc. has exercised its redemption call right and will acquire all of the outstanding exchangeable shares on the redemption date. A copy of the press release is filed as Exhibit 99.5 to this report.

Description of Common Stock

The following summarizes the material terms and provisions of the Company’s common stock and various provisions of the Company’s restated certificate of incorporation, as amended, and amended and restated bylaws. For additional information about the terms of the Company’s common stock, please refer to the Company’s certificate of incorporation, bylaws and the First Amended and Restated Rights Agreement, dated as of September 10, 2007 (the “stockholder rights agreement”). The terms of the Company’s common stock may also be affected by the Delaware General Corporation Law. The summary below is not intended to be complete and is qualified by reference to the provisions of applicable law and the Company’s certificate of incorporation, bylaws and stockholder rights agreement. This information is being filed in order that it may be incorporated by reference into future registration statements of the Company.

The Company’s authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of April 23, 2015, there were 65,187,520 issued and outstanding shares of common stock and one share of preferred stock, designated as The Special Voting Preferred Stock, issued or outstanding. In addition, as of such date, there were 4,482 exchangeable shares of RG Exchangeco Inc., a wholly-owned Canadian subsidiary of the Company, outstanding which are exchangeable at any time into shares of the Company’s common stock on a one-for-one basis and entitle their holders to voting and economic rights that are, as nearly as practicable, equivalent to the voting and economic rights of shares of Royal Gold common stock. Rights to purchase Series A Junior Participating Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”) have been distributed to holders of the Company’s common stock under the stockholder rights agreement. A maximum of 500,000 shares of Series A Preferred Stock is currently authorized for issuance upon exercise of these rights.

The Company’s common stock is currently listed and traded on the NASDAQ Global Select Market and Toronto Stock Exchange.

Holders of common stock are entitled to one vote for each share held in the election of directors and on all other matters submitted to a vote of stockholders and do not have any cumulative voting rights. Holders of common stock are entitled to receive ratably such dividends, if any, when, as and if declared by the board of directors, out of funds legally available therefor, subject to any preferential dividend rights of any outstanding preferred stock.

Upon the liquidation, dissolution, or winding up of the Company, the holders of common stock are entitled to receive ratably the net assets of the Company available after payment of all debts and other liabilities, subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption, or conversion rights other than the right, when exercisable, to purchase one one-thousandth of a share of Series A Preferred Stock. The outstanding shares of common stock are fully paid and non-assessable.

The Company’s certificate of incorporation and bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders. These provisions are summarized in the following paragraphs.

Classified Board of Directors.  The Company’s certificate of incorporation provides for the Company’s board of directors to be divided into three classes of directors serving staggered three year terms. The classification of the board of directors has the effect of requiring at least two annual stockholder meetings, instead of one, to replace a majority of the members of the board of directors.

Authorized but Unissued or Undesignated Capital Stock.  The Company’s authorized capital stock consists of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. The authorized but unissued (and in the case of preferred stock, undesignated) stock may be issued by the board of directors in one or more transactions. In this regard, the Company’s certificate of incorporation grants the board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to the board of directors’ authority described above could decrease the amount of earnings and assets available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control. The board of directors does not currently intend to seek stockholder approval prior to any issuance of preferred stock, unless otherwise required by law.

Special Meetings of Stockholders.  The Company’s bylaws provide that special meetings of the Company’s stockholders may be called only by the Company’s chairman of the board of directors, chief executive officer, president or board of directors. Stockholders do not have the right to call special meetings or to bring business before special meetings.

Stockholder Action by Written Consent.  Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, any action that may be taken at a meeting of stockholders may be taken without a meeting and without prior notice if a written consent is signed by the holders of the minimum number of votes necessary to authorize the action at a meeting at which all shares entitled to vote were present and voted. The Company’s bylaws provide the same standard for written consent and require a stockholder seeking to take action by written consent to give written notice to the Company’s secretary requesting that the board of directors fix a record date and include in such notice certain specified information and representations regarding (i) each person whom the stockholder proposes to nominate for election or re-election as a director, (ii) any other business the stockholder proposes to take by written consent, (iii) the stockholder giving notice and the beneficial owner, if any, or any affiliate or associate thereof, on whose behalf the nomination or proposal is made (collectively, the “Proposing Stockholder”), (iv) any agreements, arrangements and understandings between the Proposing Stockholder and any other person in connection with the proposal of such business or nominations by the stockholder, (v) whether the Proposing Stockholder is a holder of record of stock and entitled to vote, and (vi) whether the Proposing Stockholder is or intends to be part of a group that intends to solicit consents from stockholders.

Notice Procedures.  The Company’s bylaws establish advance notice procedures with regard to all stockholder proposals to be brought before meetings of the Company’s stockholders, including proposals relating to the nomination of candidates for election as directors and amendments to the Company’s certificate of incorporation or bylaws. These procedures provide that, as to matters not sought to be included in the Company’s proxy statement, the stockholder must give timely notice of such stockholder proposals in writing to the Company’s secretary prior to the meeting and update or supplement such notice, as required by the Company’s bylaws. All stockholder proposals must also otherwise be a proper matter for stockholder action pursuant to the Company’s certificate of incorporation, the Company’s bylaws and applicable law. Generally, to be timely a stockholder’s notice must be received by the secretary at the principal executive offices of the Company (a) in the case of an annual meeting, not less than 90 nor more than 120 calendar days prior to the first anniversary of the preceding year’s annual meeting (provided, however, that if the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, notice by the stockholder must be so delivered, or mailed and received, not less than 90 nor more than 120 calendar days before such annual meeting, or not more than 10 calendar days following the day on which public announcement of the date of such meeting is first made by the Company), or (b) in the case of a special meeting, not more than 120 calendar days before such special meeting nor less than the later of (i) 90 calendar days prior to such meeting or (ii) if a public announcement is first made of the date of the special meeting less than 100 calendar days prior to such meeting, 10 calendar days following such public announcement. Stockholders are not permitted to make proposals to be brought before any special meeting of the Company’s stockholders other than the nomination of candidates for election as directors where the stated purpose for such special meeting includes the election of directors.

Any such notice must include certain specified information and representations regarding (i) each person whom the stockholder proposes to nominate for election or re-election as a director, (ii) any other business the stockholder proposes to bring before the meeting, (iii) the Proposing Stockholder, (iv) any agreements, arrangements and understandings between the Proposing Stockholder and any other person in connection with the proposal of such business or nominations by the stockholder, (v) whether the Proposing Stockholder is a holder of record of stock and entitled to vote, and (vi) whether the Proposing Stockholder is or intends to be part of a group that intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies from stockholders in support of such proposal. As to matters sought to be included in the Company’s proxy statement, stockholders must comply with Rule 14a-8 under the Exchange Act.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Sixth Amended and Restated Revolving Credit Agreement, dated April 29, 2015.
99.1	Press Release dated April 30, 2015 regarding Third Fiscal Quarter 2015 Results.
99.2	Royal Gold, Inc. April 30, 2015 Earnings Presentation.
99.3	Press Release dated April 30, 2015 announcing Ore Reserves.
99.4	Calendar year 2015 Royalty Portfolio.
99.5	Press Release dated April 27, 2015 announcing Redemption of Exchangeable Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.
(Registrant)

Dated: April 30, 2015	By:	/s/ Bruce C. Kirchhoff
		Name:	Bruce C. Kirchhoff
		Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1 to Sixth Amended and Restated Revolving Credit Agreement, dated April 29, 2015.
99.1	Press Release dated April 30, 2015 regarding Third Fiscal Quarter 2015 Results.
99.2	Royal Gold, Inc. April 30, 2015 Earnings Presentation.
99.3	Press Release dated April 30, 2015 announcing Ore Reserves.
99.4	Calendar year 2015 Royalty Portfolio.
99.5	Press Release dated April 27, 2015 announcing Redemption of Exchangeable Shares.